<u>LOAN AGREEMENT</u>

As of November 8, 2005

Mr. Jonathan Gallen
Ahab Capital Management Inc.
299 Park Avenue
New York, NY 10171

Re: Loan by Ahab Partners, L.P ("<u>Partners</u>") and Ahab International, Ltd. ("<u>International</u>") to SuperStock, Inc. ("<u>SuperStock</u>")

Ladies and Gentlemen:

1. <u>Loan</u>.

(a) <u>Establishment</u>. At the request of SuperStock, Partners hereby lends $310,000 to SuperStock and International hereby lends $380,000 to SuperStock (collectively, the "<u>Loan</u>").

(b) <u>Term of Loan</u>. The principal amount of the Loan, which establishes a debtor-creditor relationship between SuperStock, on the one hand, and Partners and International on the other hand, shall initially be in the form of a loan of two Certificates of Deposit (the "<u>CD's</u>") each having a term of three years to be held by Bank of America, shall be due and payable by SuperStock to Partners and International, as the case may be, on November 17, 2008 (the "<u>Termination Date</u>"). SuperStock's obligation to Partners and International shall be evidenced by one or more promissory notes, in substantially the form attached hereto as <u>Exhibit 1(b)</u>. Payments by SuperStock to Partners and International shall be in the form of a return of the CD's initially provided (plus any and all interest accrued thereon), plus the Fee as hereinafter provided. Notwithstanding the foregoing, SuperStock shall not be required to return the CD's initially provided to the extent that the letter of credit for the benefit of National Life Insurance Company of Montpelier, Vermont is drawn upon and Bank of America has executed upon one or both of such CD's. To such extent, payments by SuperStock will be in the form of cash (*i.e.*, a wire transfer of immediately available funds to accounts designated by Partners and/or International, as the case may be).

(c) <u>Fee</u>. The principal amount of the Loan which has not been repaid in accordance with clause (b) above shall yield a fee equal to (i) ten percent (10%) per annum (the "<u>Fee</u>"), plus (ii) any return actually earned on the CD's (or would be earned on the CD's through the Termination Date if Bank of America has executed upon one or both of such CD's). SuperStock shall pay the Fee to Partners and International, as the case may be, in arrears on (i) November 17 of each year (commencing on November 17, 2006) and (ii) on the date the principal amount of the Loan has been paid in full in accordance with the provisions of paragraph 1(b) above. In addition, upon receipt of the Loan, a21, Inc. ("<u>a21</u>"), the parent corporation of SuperStock, will issue to Partners and International, in the same proportion as Partners and International participation in the Loan, 200,000 shares of a21's common capital stock, par value $0.001 per share (the "<u>Shares</u>") rounded to the nearest 1,000 shares.

2. Representations and Warranties.

(a) SuperStock hereby represents and warrants that (a) it has the power and authority to execute, deliver and perform its obligations under this Agreement and the Security Agreement, a copy of which is attached as Exhibit 2(b) (the "Security Agreement"), (b) this Agreement and the Security Agreement, when executed and delivered by each of the parties thereto, will be, the legal, valid and binding obligations of SuperStock, enforceable in accordance with their respective terms, and (c) upon the completion of all required filings pursuant to the Uniform Commercial Code or otherwise, the liens created pursuant to the Security Agreement will constitute valid liens on and to the extent provided in the Security Agreement perfected security interests in the collateral described in such agreement and will be prior to all other liens of all other persons except (i) the liens and security interests previously granted to Cohanzick Credit Opportunities Master Fund, Ltd., John L. Steffens, Gabriel Capital, L.P., and their respective successors and assigns, (ii) to the extent that the recording of an assignment or other transfer of title, or the recording of other applicable documents in the United States Patent and Trademark Office or United States Copyright Office may be necessary for perfection or enforceability, and (iii) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles (whether enforcement is sought by proceedings in equity or at law) or by implied covenant of good faith and fair dealing.

(b) a21 hereby makes the following representations and warranties regarding the Shares:

i. The execution, delivery and performance by a21 of its obligations under this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of a21.

ii. The execution and delivery by a21 of this Agreement does not, and the performance by a21 of its obligations under this Agreement and the consummation of the transactions contemplated hereby does not conflict with or result in a violation or breach of any law applicable to a21 or of its respective assets or properties, any of its organizational documents, or any contract to which a21is a party.

iii. The Shares, once issued to Partners and International will be validly issued, fully paid and nonassessable, and free and clear of any restrictions and/or encumbrances except as may be imposed by applicable federal and state law.

(c) Partners and International represent and warrant to and agrees with SuperStock that each of the following statements will be true on the date hereof:

i. Each is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended ("Securities Act");

ii. Each is investing and receiving the Shares for the its own account as principal.

iii. Each understands (A) that it must bear the economic risk of the investment, and in the Shares for an indefinite period of time because, among other reasons,

there is currently no established market for the Shares and the offer and sale of the Shares are intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and are intended to be exempt from registration under any applicable state securities laws, and notwithstanding the consent of a21, the Shares may not be sold, transferred, hypothecated or pledged, except pursuant to an effective registration statement under the Securities Act and under the applicable state securities laws or pursuant to an available exemption from the registration requirements of the Securities Act and the applicable state securities laws established to the satisfaction of a21 and that a21 is under no obligation to register the Shares, except to the extent provided in this Agreement, or to assist you in complying with any exemption from the registration thereof; (B) that it has been furnished with, and hereby acknowledges the receipt of, a copy of any documents which have been provided to it; (C) the risks of, and other considerations relating to, an investment in SuperStock and in the Shares, and (D) it has been given the opportunity to obtain such additional information that it believes is necessary to verify the accuracy of the information contained in any material previously presented to it.

iv. Each has such knowledge and experience in financial affairs that it is capable of evaluating the merits and risks of the loan and the Shares, and neither of them has relied in connection with this investment upon any representations, warranties or agreements other than those set forth in this Agreement.

v. With respect to the tax, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (or, with respect to any provision of ERISA referred to herein, any corresponding provision of any succeeding law) and other economic considerations related to this investment, each has relied only on the advice of its own professional advisers.

vi. Each represents that neither of them nor any person having a direct or indirect beneficial interests in them appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury or has been designated a "suspected terrorist" as defined in Executive Order 13224. Each of them further represents that it does not know or have any reason to suspect that (A) the monies used to fund the investment have been or will be derived from or related to any illegal activities or (B) the proceeds, if any, from the investment will be used to finance any illegal activities. Each further understands that SuperStock may release information about them to proper authorities if SuperStock determines that it is in the best interests of SuperStock in light of relevant rules and regulations under the laws referenced above.

3. Indemnification. a21 and SuperStock will indemnify Partners and International in respect of, and hold each of them harmless from and against, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim, arising, directly or indirectly, from or in connection with: any breach of any representation or warranty made by a21 and/or SuperStock in this Agreement.

4. Registration Rights. The registration rights granted to Partners and International pursuant to Article 3 of the Subscription Agreements (copies of which are attached hereto as Exhibit 3) entered into with a21 and effective as of September 8, 2005 shall apply to the Shares as if such provisions were restated in their entirety in this Agreement.

5. Governing Law. This Agreement shall be governed by the internal laws and not the laws of conflicts of the State of New York.

6. Amendment. This Agreement may not be amended except pursuant to a writing signed by both parties hereto.

Sincerely yours,

SuperStock, Inc.

By: Thomas V. Putta
Name: THOMAS V. PUTTA
Title: CEO

a21, Inc.

By: Thomas V. Putta
Name: THOMAS V PUTTA
Title: PRESIDENT, CFO

Accepted and agreed:

AHAB INTERNATIONAL, LTD.

By:________________________
Name: Jonathan Gallen
Title: President, Ahab Capital Management, Inc.
Investment Advisor, Ahab International, Ltd.

AHAB PARTNERS, L.P.

By:________________________
Name: Jonathan Gallen
Title: Managing Member, Pequod LLC
General Partner, Ahab Partners, L.P.

5. Governing Law. This Agreement shall be governed by the internal laws and not the laws of conflicts of the State of New York.

6. Amendment. This Agreement may not be amended except pursuant to a writing signed by both parties hereto.

Sincerely yours,

SuperStock, Inc.

By:________________________
Name:
Title:

a21, Inc.

By:________________________
Name:
Title:

Accepted and agreed:

AHAB INTERNATIONAL, LTD.

By: ________________________
Name: Jonathan Gallen
Title: President, Ahab Capital Management, Inc.
Investment Advisor, Ahab International, Ltd.

AHAB PARTNERS, L.P.

By: ________________________
Name: Jonathan Gallen
Title: Managing Member, Pequod LLC
General Partner, Ahab Partners, L.P.

<u>Exhibit 1(b)</u>

Promissory Note (see attached)

Exhibit 2(b)

Security Agreement (see attached)

Exhibit 3

Subscription Agreements (see attached)